October 3, 2007

DataTrail Inc.
Suite 205, 6223 – 2nd Street S.E.
Calgary, Alberta
T2H 1J5

Attention: Patrick Hamilton

Dear Sir:

Re: Cdn. $1,400,000 Credit Facility

On4 Communications Inc. (the "**Lender**") is pleased to provide DataTrail Inc., a corporation incorporated under the laws of the Province of Alberta (the "**Borrower**") with a credit facility of $1,400,000 (the "**Credit Facility**"), or a lesser amount as mutually agreed to by both the Lender and Borrower, subject to the Borrower's written acceptance of this letter and the terms and conditions outlined below:

1. INTERPRETATION

In this Loan Agreement the following capitalised words and phrases shall have the following meanings:

"**Business Day**" means a day that is not a Saturday, Sunday or bank holiday in Calgary, Alberta;

"**GST**" means a goods and services tax as determined by the provisions of the *Excise Tax Act* (Canada);

"**Intellectual Property Rights**" means all rights held by the Borrower in the intellectual property known as the DataTrail Sensor Hardware – Tracking and Security System, US Provisional Patent Application 60/943349 (File Number: P 587 US PR) including any and all future improvements;

"**Term Date**" means July 31, 2008; and

"**Term-Out Commencement Date**" means the date specified by the Lender and falling at any time after the Term Date.

2. CREDIT FACILITY

Subject to the terms and conditions hereof, the Credit Facility shall be advanced by the Lender to the Borrower at the account specified by the Borrower to the Lender for such purpose, in the following amounts, subject to any amendments to the Credit Facility, and at the following times:

(a) Cdn. $50,000 on or before October 3, 2007;

(b) Cdn. $250,000 on or before October 12, 2007;

(c) Cdn. $250,000 on or before October 19, 2007;

(d) Cdn. $250,000 on or before November 1, 2007;

(e) Cdn. $200,000 on or before December 3, 2008; and

(f) Cdn. $200,000 on or before January 2, 2008; and

(g) Cdn. $200,000 on or before February 1, 2008.

(each advance is individually and collectively referred to herein as the "**Loan**").

3. **PURPOSE**

The Loan is to be used by the Borrower exclusively for the purposes of financing the Borrower's working capital, asset acquisition and other general corporate purposes.

4. **INTEREST**

The Borrower shall pay interest on the outstanding amount of the Loan at the following rates:

(a) at the rate of 2% per annum from the date hereof until March 31, 2008; and

(b) thereafter, at a rate equal to the prime rate of Royal Bank of Canada from time to time plus 3% per annum.

Interest shall accrue and be due and payable on the dates set forth in Section 6. At no time shall interest accrued hereunder be capitalized or compounded with the principal amount of the Loan or other accrued interest but shall instead be calculated as simple interest on the outstanding principal amount of the Loan.

5. **PAYMENTS**

All cash payments to be made hereunder shall be made in immediately available funds in Canadian currency and net of any taxes, withholding taxes, payments, fees or other amounts whatsoever to the Lender at the account specified by the Lender for such purpose. All payments to be made hereunder (including any prepayments) shall be made on or prior to 1:00 p.m. (Calgary time) on the day such payment is due. Wherever any payment hereunder shall become due on a day which is not a Business Day, the due date thereof shall be extended to the next Business Day, and such extension of time shall be included in the computation of interest payable hereunder.

6. **PRINCIPAL AND INTEREST REPAYMENTS**

Save as otherwise provided herein, the Loan, including all interest accrued thereon and any other amounts accrued but unpaid hereunder, shall be repaid by the Borrower in four instalments on the dates falling three, six, nine and twelve months after the Term-Out Commencement Date (each, a "**Repayment Instalment Date**"). On each Repayment Instalment Date, the Borrower shall pay to the Lender an amount equal to:

(a) one quarter of the principal amount of the Loan outstanding at the Term-Out Commencement Date;

(b) one quarter of the interest and other amounts accrued but unpaid on the Loan as at the Term-Out Commencement Date; and

(c) interest accrued and unpaid and any other amounts due and payable hereunder from the Term-Out Commencement Date to the then applicable Repayment Instalment Date.

Notwithstanding the foregoing:

(i) any voluntary prepayment made after the Term-Out Commencement Date shall: (A) firstly be applied in discharge of interest accrued and unpaid after the Term-Out Commencement Date and any other amounts then due and payable hereunder; and (B) secondly be applied in reduction of each instalment which would otherwise be payable on each remaining Repayment Instalment Date by an equal amount; and

(ii) any amounts outstanding hereunder shall be paid in full on the date falling 12 months after the Term-Out Commencement Date.

7. VOLUNTARY PREPAYMENT

The Loan, including all interest payable thereon and any other amounts owing hereunder, may be permanently prepaid in whole or in part, without premium or penalty, upon the Borrower providing the Lender with three (3) Business Days' prior written notice. Amounts prepaid shall first be applied in discharge of interest and amounts (other than principal) accrued but unpaid hereunder.

The Borrower shall also have the right (exercisable upon notice to the Lender) to set-off amounts owing to the Lender hereunder against amounts owing by the Lender or any of its affiliates to the Borrower under any service contract entered into between the Borrower and the Lender or any of its affiliates from time to time. Any exercise of rights of set-off pursuant to this Section 7 shall first be applied in discharge of interest accrued hereunder.

Amounts prepaid under this Section 7 may not be reborrowed.

8. SECURITY

As continuing collateral security for the repayment of the Loan, interest thereon and all other liabilities of the Borrower to the Lender hereunder, the Lender shall be provided with a security agreement by the Borrower granting in favour of the Lender a security interest in the Borrower's rights and interest in the Intellectual Property Rights (the "**Security**") provided that the Borrower shall be granted an irrevocable, perpetual and non-exclusive license to utilize the Intellectual Property Rights which shall continue notwithstanding any enforcement of the Security.

9. CONDITIONS PRECEDENT TO LOAN ADVANCE

The obligation of the Lender to advance the Loan is subject to the fulfilment of each and every one of the following conditions precedent (the "**Conditions Precedent**") on or prior to any advance of the Loan:

(a) this Loan Agreement shall have been executed and delivered by the Borrower to the Lender;

(b) the representations and warranties of the Borrower contained in this Loan Agreement shall be true and correct in all material respects; and

(c) there shall exist no condition or event which constitutes an Event of Default or which, after the giving of notice or the passing of time, or both, would constitute an Event of Default.

The Conditions Precedent are for the sole and absolute benefit of the Lender and may be waived in whole or in part by the Lender; provided that any waiver shall not be binding unless given in writing and shall not derogate from the right of the Lender to insist on the satisfaction of any condition not expressly

waived in writing or to insist on the satisfaction of any condition waived in writing which may be requested in the future.

10. COVENANTS

The Borrower covenants and agrees with the Lender that it shall:

(a) execute and deliver the Security to the Lender within a reasonable time following the date on which the Borrower accepts the terms of this Loan Agreement, and register the Security, or make arrangements satisfactory to the Lender to permit registration thereof, within a reasonable time following the execution and delivery of the Security, where such registration is required or desirable;

(b) pay all amounts due and payable hereunder in accordance with the terms hereof;

(c) promptly notify the Lender of the occurrence of any condition or event which constitutes an Event of Default or which, after the giving of notice or the passing of time, or both, would constitute an Event of Default; and

(d) observe the terms of and perform its obligations under this Loan Agreement and the Security (collectively, the "**Finance Documents**").

11. REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lender that:

(a) the Borrower has all requisite power, authority and capacity to execute and deliver the Finance Documents and to perform its obligations under the Finance Documents;

(b) the execution and delivery of the Finance Documents and the performance of the terms of the Finance Documents do not violate the provisions of any law, order, rule or regulation applicable to the Borrower or constitute a breach of any agreement to which the Borrower is bound or affected; and

(c) neither the Borrower's execution and delivery of the Finance Documents nor the performance of the terms thereof requires any consent or approval from any third party.

12. EVENTS OF DEFAULT

(a) The occurrence of each and every one of the following events or circumstances is herein referred to as an "**Event of Default**":

  (i) the non-payment, when due, of any amount in respect of principal, interest, fees, costs or expenses due and payable under the Finance Documents;

  (ii) if the Borrower fails to observe or perform or cause to be performed or observed any other covenant, term or condition contained in the Finance Documents and any such failure is not remedied to the reasonable satisfaction of the Lender within 30 days following notice thereof by the Lender to the Borrower;

  (iii) if any representation or warranty made in the Finance Documents is untrue, false or erroneous in any material respect when made;

(iv) if the Borrower shall (A) institute or commence proceedings to be adjudicated a bankrupt or insolvent or consent to the filing of a bankruptcy or insolvency proceeding against it, (B) file, institute or commence or otherwise take any proceeding relating to reorganization, adjustment, arrangement, composition, compromise, stay of proceedings or relief similar to any of the foregoing under any applicable law regarding bankruptcy, insolvency, reorganization or relief of debtors (including under the *Companies' Creditors Arrangement Act* or *Bankruptcy and Insolvency Act*), (C) consent to the filing of any such proceeding, (D) consent to the appointment of a receiver, liquidator, trustee or assignee in bankruptcy or similar official or to the liquidation, dissolution or winding-up of such party or of all or a substantial part of its property and assets, (E) make an assignment for the benefit of its creditors, (F) admit in writing its inability to pay its debts generally as they become due, (G) generally not be paying its debts as they come due or otherwise be insolvent, or (H) take any corporate or other action authorizing or in furtherance of any of the foregoing;

(v) the appointment of a receive, receiver and manager, trustee, liquidator, administrator, sequestrator, custodian, monitor or similar official over the Borrower or substantially all of the Borrower's property under any applicable law, or the institution of any proceedings under any applicable law for the dissolution or winding-up, or the liquidation of the Borrower and such proceeding, if being contested in good faith, remains outstanding, undismissed and unstayed more than 30 days from the institution of such proceeding; and

(vi) if any execution or other process of any court becomes enforceable against the collateral secured by the Security or a distress or analogous process is levied upon the collateral secured by the Security and such execution or process or distress or analogous process has not been dismissed or stayed within 30 days after becoming enforceable.

(b) Upon the occurrence of:

(i) an Event of Default (other than an Event of Default specified in Sections 12(a)(iv) and (v)), the Lender shall have the option (upon reasonable notice to the Borrower) to declare the principal of the Loan then outstanding, all interest thereon, and all other sums owing hereunder to be immediately due and payable to the Lender; or

(ii) an Event of Default specified in Sections 12(a)(iv) and (v), the principal amount of the Loan, all interest thereon, and all other amounts outstanding hereunder shall automatically become due and payable to the Lender without any requirement that notice be given to the Borrower;

and the exercise by the Lender of such option or the occurrence of an Event of Default specified in Sections 12(a)(iv) and (v) shall be deemed to constitute due demand for payment thereof and to have caused the Security and each part thereof to have become enforceable and the Lender shall have all rights and remedies available to it at law, in equity or otherwise, whether arising by virtue of the Finance Documents or otherwise.

(c) In the case of an Event of Default, the Lender may exercise all or any of its rights, remedies and powers under the Finance Documents, in whole or in part, and in such portions and in such order as they may in their sole discretion determine, without prejudice to any other rights, remedies or powers they may have at law, in equity or otherwise. No exercise of or failure to exercise any rights or powers in the Finance Documents or any part thereof and no delay or omission in such exercise, shall exhaust the same or be construed as a waiver of any of them.

(d) All monies received by the Lender or any receiver appointed under any part of the Security shall from time to time be applied in such order and in such amounts or proportions as the Lender in its sole discretion deem appropriate to all or any of the following uses, namely:

(i) in payment of the receiver's remuneration, if any;

(ii) in maintaining, repairing, storing or preparing for the sale of any of the property or assets covered by the Security;

(iii) in payment of all reasonable costs, charges and expenses incurred in connection with a realization against the Security by the Lender, the receiver and their respective solicitors, agents and employees;

(iv) in payment or discharge to the extent deemed necessary or desirable by the Lender of all liens, encumbrances, taxes, rates, assessments, rentals, insurance premiums and similar charges, if any, adversely affecting the Security and which rank equal with or in priority to the Security or any part thereof;

(v) in payment of all accrued and unpaid interest on the principal amount of the Loan; and

(vi) in payment of the outstanding amounts owed to the Lender under the Finance Documents.

Any residue or surplus thereafter remaining shall be paid to the Borrower or to any other person or persons legally entitled thereto.

13. ACCOUNTS OF RECORD

The Lender shall open and maintain books of account evidencing the Loan and all other amounts owing by the Borrower to the Lender hereunder. The Lender shall enter in the foregoing accounts details of all amounts from time to time owing, paid or repaid by the Borrower hereunder. The information entered in the foregoing accounts shall constitute *prima facie* evidence of the indebtedness of the Borrower to the Lender hereunder.

14. NON-MERGER

It is understood and agreed that the execution, delivery and registration of the Security in connection herewith shall in no way merge or extinguish the terms and conditions hereof, which shall survive and continue in full force and effect.

ON

15. **NOTICES**

All notices, requests, demands and other communications hereunder shall be in writing and shall be furnished to the parties at the addresses listed below. Notices shall be given by personal delivery or transmitted by facsimile and shall be deemed to be received on the Business Day of receipt (unless such delivery or transmission is received after 4:00 p.m. Calgary time, in which case it shall be deemed to have been received on the following Business Day) to:

the Borrower at:

DataTrail Inc.
Suite 205, 6223 – 2nd Street S.E.
Calgary, Alberta Canada
T2H 1J5

Attention:	Patrick Hamilton, President
Telephone:	(403) 253-3651
Facsimile:	(403) 253-3631

the Lender at:

On4 Communications, Inc.
Unit 108, 15615 North 71st Street
Scottsdale, Arizona USA
85254

Attention: Cameron Robb, CEO
Telephone: (480) 284-4260
Facsimile: (480) 284-4263

or at such other address as either party specifies from time to time in a notice to the other by no less than five Business Days notice.

16. **CONFLICT**

The terms of this Loan Agreement express and constitute the entire agreement between the parties regarding the subject matter hereof and this Loan Agreement supersedes and replaces any financing proposal or commitment letter related hereto. In the event of any conflict, ambiguity or inconsistency between the terms of this Loan Agreement and the Security, the terms of this Loan Agreement shall govern and prevail to the extent necessary to remove the conflict, ambiguity or inconsistency.

17. **MISCELLANEOUS**

(a) This Loan Agreement shall enure to the benefit of and be binding upon each of the parties hereto and their respective successors and assigns. Neither the Borrower nor the Lender may assign or transfer its rights and obligations hereunder without the prior consent of the other.

(b) This Loan Agreement shall be governed by the laws of the Province of Alberta, including the federal laws of Canada applicable therein, and each of the Lender and the Borrower irrevocably submits and attorns to the non-exclusive jurisdiction of the Courts of Alberta for all matters arising hereunder.

(c) Time is of the essence hereof.

We trust the foregoing is satisfactory and request that you indicate your acceptance of the above by executing a duplicate original of this Loan Agreement and returning same to the Lender.

ON4 COMMUNICATIONS, INC.

Per: ______________________
Cameron Robb
CEO

AGREED TO AND ACCEPTED AS OF October 3, 2007.

DATATRAIL INC.

Per: ______________________
Patrick Hamilton
President